Exhibit 10.26

FOURTH AMENDMENT TO CREDIT AGREEMENT

THIS FOURTH AMENDMENT TO CREDIT AGREEMENT (“Amendment”), is made as of the 19th day of June, 2020 (and is effective as of June 19, 2020), by and among CONIFER HOLDINGS, INC. (“Borrower”) and THE HUNTINGTON NATIONAL BANK (“Bank”).

RECITALS:

A.Borrower and Bank entered into a Credit Agreement dated as of June 21, 2018, as amended by three Amendments (“Agreement”).

B.Borrower and Bank desire to amend the Agreement, all as set forth below. NOW, THEREFORE, the parties agree as follows:

1.The definition of Revolving Credit Maturity Date in Section 1.1 of the Agreement is amended to read as follows:

“Revolving Credit Maturity Date” shall mean June 18, 2021.”

2.	Section 2.12 of the Agreement is amended to read as follows:

“2.12 Paydown. Borrower shall reduce to Zero Dollars ($0) the Advances under the Revolving Credit Note for thirty (30) consecutive days during the period beginning on June 18, 2020 and ending June 18, 2021.”

3.Borrower hereby represents and warrants that, after giving effect to the amendments contained herein, (a) execution, delivery and performance of this Amendment and any other documents and instruments required under this Amendment or the Agreement are within its corporate powers, have been duly authorized, are not in contravention of law or the terms of such Borrower’s Articles of Incorporation or Bylaws and do not require the consent or approval of any governmental body, agency, or authority; and this Amendment and any other documents and instruments required under this Amendment or the Agreement, will be valid and binding in accordance with their terms; (b) the continuing representations and warranties of Borrower set forth in the Agreement are true and correct on and as of the date hereof with the same force and effect as made on and as of the date hereof; (c) except as previously disclosed by Borrower to Bank, no Event of Default (as defined in the Agreement) or condition or event which, with the giving of notice or the running of time, or both, would constitute an Event of Default under the Agreement, as hereby amended, has occurred and is continuing as of the date hereof.

4.Borrower hereby waives, discharges, and forever releases Bank, Bank’s employees, officers, directors, attorneys, stockholders and successors and assigns, from and of any and all claims, causes of action, allegations or assertions that Borrower has or may have had at any time up through and including the date of this Amendment, against any or all of the foregoing, regardless of whether any such claims, causes of action, allegations or assertions arose

Bodman_16786069_1

as a result of Bank’s actions or omissions in connection with the Agreement, or any amendments, extensions or modifications thereto, or Bank’s administration of debt evidenced by the Agreement or otherwise.

5.Except as expressly provided herein, all of the terms and conditions of the Agreement remain unchanged and in full force and effect.

6.This Amendment shall be effective as of June 19, 2020 upon (a) execution of this Amendment by Borrower and Bank and (b) payment by Borrower to Bank of a non-refundable amendment fee in the amount of $10,000.

Bodman_16786069_1

IN WITNESS the due execution hereof as of the day and year first above written.

THE HUNTINGTON NATIONAL BANKCONIFER HOLDINGS, INC.

All signatures on file

By:	By: Andrew R. CraigBrian Roney

Its: Senior Vice PresidentIts:President

By:	Nicholas Petcoff

Its:Executive Vice-President

[Signature Page to Fourth Amendment to Credit Agreement (16786069)